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                                                                   EXHIBIT 10.23



                               PURCHASE AGREEMENT


                                 BY AND BETWEEN


                                  4S 37/38, LLC
                                   ("SELLER")


                                       AND


                         PATRIOT SCIENTIFIC CORPORATION
                                    ("BUYER")


                    (PARCEL 2 OF THORNMINT CORPORATE CENTRE)




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                               PURCHASE AGREEMENT


        This Purchase Agreement ("Agreement") is made and entered into as of the 29th day of June, 2000, and constitutes an agreement by which 4S 37/38, LLC, a Delaware limited liability company ("Seller"), agrees to sell to PATRIOT SCIENTIFIC CORPORATION, a Delaware corporation ("Buyer"), that certain real property located in the County of San Diego, State of California, described in Exhibit A attached hereto (the "Property"). The Property is part of the Thornmint Corporate Centre (the "Project").

        1. Purchase Price and Terms. Subject to the terms of this Agreement, Buyer agrees to buy, and Seller agrees to sell, the Property for a total cash price payable upon Close of Escrow of One Million Seven Hundred Eighty-Six Thousand Four Hundred Dollars ($1,786,400).

        2. Deposits.

            (a) Initial Deposit. Upon opening of Escrow, Buyer shall deliver to Escrow Holder the amount of Thirty Thousand Dollars ($30,000) ("Initial Deposit"). Such deposit shall be deposited into Escrow and credited against the purchase price at Close of Escrow.

            (b) Second Deposit. None.

            (c) Deposits. The Initial Deposit and Second Deposit are sometimes referred to herein as the "Deposits." (If there is no Second Deposit, then "Deposits" refers to the Initial Deposit only.) The Deposits shall be deposited by Escrow Holder in an interest-bearing bank or savings and loan association account and the accrued interest shall become part of the Deposits. All Deposits shall be made by immediately available funds in the form of cash, bank cashier's check or wired funds.

        3. Buyer's Feasibility Review. Buyer shall have to and including 5:00 p.m. (San Diego time) on the forty-fifth (45th) day after the opening of escrow (the "Feasibility Review Period") to study and review the Property for the purpose of determining the feasibility of Buyer's purchase, based on Buyer's good faith discretion. Buyer shall, at its expense, obtain such environmental assessments, land use and zoning studies, soils reports, appraisals, and other tests and reports as Buyer deems necessary to fully evaluate the Property. Seller shall, within three (3) days after the opening of Escrow, provide to Buyer copies of the reports, tests, studies and documents concerning the Property listed on Exhibit C hereto (but Seller makes no warranty as to the adequacy, content or accuracy thereof) and a Natural Hazards Disclosure Statement. Seller shall not be required to deliver to Buyer copies of correspondence or agreements with other buyers, real estate agents or lenders or Seller's internal records such as tax returns and intra-company agreements and correspondence. If Buyer submits written disapproval of the feasibility review to Seller and Escrow Holder on or before the expiration of the Feasibility Review Period, this Agreement shall be terminated without liability to either party and Buyer's Initial Deposit shall be refunded to Buyer, less Buyer's share of any escrow and title cancellation fees. If Buyer does not submit timely written disapproval of the feasibility review, Buyer shall be conclusively deemed to have approved the feasibility review (including the Natural Hazards Disclosure Statement) and shall make the Second Deposit (if required above), and


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Escrow Holder shall immediately release the Deposits to Seller without further notice or authorization. Buyer and Seller hereby agree to indemnify and defend Escrow Holder from any liability for so releasing the Deposits.

            Within thirty (30) days after the opening of escrow, Buyer shall provide Seller with a loan commitment letter from a reputable institutional lender indicating that Buyer is qualified for a loan to purchase the Property and that the lender is prepared to make the loan subject to the customary lender conditions. If Buyer fails to timely provide such letter, Seller may terminate this Agreement without liability to Buyer or Seller, in which event Buyer's Deposits shall be refunded to Buyer. Obtaining a loan shall not be a condition to Buyer's obligation to purchase the Property after Buyer has approved its Feasibility Review.

        4. Buyer's Entry Onto Property. While this Agreement is in effect, Buyer, its agents, contractors and subcontractors shall have the right to enter upon the Property, at reasonable times during ordinary business hours and upon prior written notice to Seller, to make any and all inspections and tests as Buyer reasonably deems desirable and which may be accomplished without causing any material alteration or damage to the Property or interfering with Seller's work. Before entering on the Property, Buyer shall obtain and provide to Seller evidence of comprehensive general liability insurance coverage, naming Seller as additional insured, insuring against liability for injury to or death of persons, and property damage, on or about the Property in the amount of at least $1 million, single limit coverage, with an insurer qualified to do business in California. Buyer agrees to indemnify, defend and hold Seller and the Property harmless from any and all costs, loss, liability, damages or expenses, of any kind or nature, arising out of or resulting from such entry. The foregoing indemnity and defense obligation of Buyer shall survive the termination of this Agreement. Buyer shall have no right to terminate this Agreement based on the results of such inspections and tests except during the Feasibility Review Period.

        5. Escrow.

            (a) Opening Of Escrow. The "Escrow Holder" shall be First American Title Insurance Company in San Diego, California. For purposes of this Agreement, the Escrow shall be deemed opened on the date Escrow Holder shall have received a fully executed copy of this Agreement (or signed duplicate counterparts) from both Buyer and Seller. Buyer and Seller agree to deposit this Agreement with Escrow Holder within one (1) business day after this Agreement has been signed by both parties ("Execution Date"). Escrow Holder shall confirm to Buyer and Seller, in writing, the date Escrow is opened and the expiration date of the Feasibility Review Period. In addition, Buyer and Seller agree to execute, deliver and be bound by any reasonable or customary supplemental escrow instructions of Escrow Holder or other instruments as may reasonably be required by Escrow Holder in order to consummate the transaction contemplated by this Agreement; Buyer and Seller agree to sign and deliver such supplemental escrow instructions to Escrow Holder within five (5) days after receipt thereof. If there is any inconsistency between such supplemental instructions and this Agreement, this Agreement shall control as between Buyer and Seller unless such supplemental instructions expressly state that they supersede or modify this Agreement.

            (b) Close Of Escrow. For purposes of this Agreement, the "Close of Escrow" shall be defined as the date that the grant deed conveying the Property to Buyer is recorded in the Official Records of San Diego County, California.


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Escrow shall close within thirty (30) days after "completion" of the building shell (as defined in Paragraph 8[c], below), but (subject to possible extension pursuant to Paragraph 8[c]), in no event later than December 1, 2000 (the "Closing Date").

        6. Condition Of Title. It shall be a condition to the Close of Escrow that title to the Property be conveyed to Buyer by Seller by Grant Deed subject only to the following approved condition of title ("Approved Condition of Title"):

            (a) A lien to secure payment of real estate taxes and assessments, not delinquent.

            (b) The lien of supplemental taxes assessed pursuant to Chapter 3.5 commencing with section 75 of the California Revenue and Taxation Code.

            (c) All matters which would be disclosed by an inspection or survey of the Property.

            (d) Exceptions which are disclosed by a current preliminary title report (the "Report") with respect to the Property issued by First American Title Insurance Company ("Title Company") and which are approved or deemed approved by Buyer in accordance with this subparagraph. Within ten (10) days following the Execution Date, Seller shall, at Seller's expense, cause the Title Company to deliver to Buyer and Seller the Report, together with copies of the documents underlying any exceptions referred to in said Report. The failure of Buyer to disapprove any such exceptions by a writing delivered to Escrow Holder and Seller within ten (10) days following Buyer's receipt of the Report and copies of the documents referred to in the Report, which writing shall specifically delineate the items of disapproval and the reasons therefor, shall be conclusively deemed to be an approval thereof by Buyer. Buyer shall not unreasonably disapprove any title exception. If Buyer timely disapproves any such exceptions, Seller shall thereafter have the right, but not the obligation, to agree to eliminate such exceptions as Buyer shall have so disapproved before the Closing by giving notice of Seller's agreement to Buyer on or before ten
(10) days following receipt of Buyer's disapproval notice. If, within said ten
(10) day period, Seller does not notify Buyer of Seller's agreement to eliminate said disapproved exceptions, Buyer shall have the right, by a writing delivered to Seller and Escrow Holder on or before five (5) days following the expiration of said ten (10) day period, to: (i) waive its prior disapproval, in which event said disapproved exceptions shall be deemed approved, or (ii) terminate this Agreement, in which event Buyer's Initial Deposit, Second Deposit (if any), and any extension fee(s) shall be refunded to Buyer and thereafter the rights and obligations of the parties hereunder shall terminate.

            Buyer understands that Seller may be required to record additional documents which affect the Property in order to satisfy map conditions or for other good cause. Should a supplemental report be issued disclosing additional title exceptions, then (i) the foregoing procedures shall apply to the new exceptions disclosed by the supplemental report, except that the above-referenced 10-day and 5-day periods shall be reduced to five (5) days and two (2) days, respectively, and (ii) if necessary, the Close of Escrow shall be extended to the extent necessary to accommodate the foregoing procedures.


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            Seller agrees to pay and discharge upon Close of Escrow all deeds of trust, mortgages, mechanics' liens, judgments and attachment liens and other encumbrances securing an obligation to pay a specified sum of money which exist as of the date hereof or are created or suffered by Seller (other than non-delinquent taxes, special assessments, and other fees and assessments which are to be prorated as provided herein, and liens and encumbrances created or suffered by Buyer).

        7. Title Policy. Title shall be evidenced by the willingness of the Title Company to issue its standard coverage ALTA (Western Regional Exceptions) Owner's Form Policy of Title Insurance ("Title Policy") in the amount of the Purchase Price showing title to the Property vested in Buyer. Buyer may elect to request that Title Company issue an extended coverage title policy provided the issuance thereof does not delay the Close of Escrow.

        8. Conditions to Close of Escrow.

            (a) Conditions to Buyer's Obligations. Buyer's obligation to consummate the transaction contemplated by this Agreement are subject to the satisfaction of the following conditions for Buyer's benefit on or prior to the dates designated below for the satisfaction of such conditions (or Buyer's waiver thereof, it being agreed that Buyer may waive any or all of such conditions by written waiver):

                (i) Seller's Obligations. As of the Close of Escrow, Seller shall have performed all of the obligations required to be performed by Seller under this Agreement.

                (ii) Seller's Representations. All representations and warranties made by Seller to Buyer in this Agreement shall be true and correct as of the Closing Date.

            (b) Conditions to Seller's Obligations. For the benefit of Seller, the Close of Escrow shall be conditioned upon the occurrence and/or satisfaction of each of the following conditions (or Seller's waiver thereof, it being agreed that Seller may waive any or all of such conditions by written waiver):

                (i) Buyer's Obligations. Buyer shall have timely performed all of the obligations required by the terms of this Agreement to be performed by Buyer.

                (ii) Buyer's Representations. All representations and warranties made by Buyer to Seller in this Agreement shall be true and correct as of the Close of Escrow.

            (c) Special Condition. Close of Escrow is conditioned on Seller's "completion" of construction of an approximately 12,760 square foot office/research and development building (the "Building") on the Property. Seller shall use commercially reasonable best efforts to complete the Building on or before the Closing Date specified in Paragraph 5(b). If Seller has not completed the Building by the Closing Date, either party who is not then in breach under this Agreement may extend the Closing Date for up to thirty (30) additional days by so notifying the other party and Escrow Holder in writing before the Closing Date. If the Building has not been completed by the extended Closing Date, either party may terminate this Agreement. Seller shall not be liable for failure to complete the Building provided Seller has used commercially reasonable efforts to do so.


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            The Building shall be deemed "completed" for the purpose of this
Agreement when the Building has been constructed in its condition in accordance with the Plans and Specifications (defined below) as certified to Buyer by Seller's architect on the standard AIA substantial completion form, Seller has recorded a notice of completion, and the County of San Diego has approved its final inspection of the Building shell (subject to completion of any improvements to be made by Buyer). It is understood that the Building will include only those improvements shown on the Plans and Specifications (i.e., the exterior walls, roof, concrete slab, steel deck second floor fully accessible as per the building shell permit, electrical power to the meter room [but not distributed], water and sewer stubbed to the Building, lobby area and stairwells drywalled and finished ready to accept paint, stair handrails ready to accept paint), and that Buyer will be responsible for making any improvements not shown on the Plans and Specifications. The location of the single door from the lobby to the office area will be agreed upon by Buyer and Seller within 30 days after opening of escrow.

            Seller shall give Buyer written notice when Seller believes the Building has been completed and promptly thereafter the parties shall conduct a "walk-through" of the Building. The Building shall be deemed completed and Escrow shall close even through there may be "punch list" items which remain to be corrected or completed, provided that (a) all such items can be corrected and completed within 30 days after the Closing, (b) the total estimated cost to correct and complete such items is less than $5,000 and (c) such items do not materially adversely affect Buyer's ability to occupy the Building and construct Buyer's improvements. Seller agrees to complete and correct the "punch list" items within 30 days after the Closing.

            As used herein, the "Plans and Specifications" refers to the plans and specifications for the Building prepared by KMA Architecture & Engineering which have been submitted to and approved by the County of San Diego and based upon which the Building permit has been issued. Buyer has reviewed, and hereby approves, the Plans and Specifications. Any material alteration of the Plans and Specifications shall require Buyer's written consent. Buyer shall not withhold approval of alterations which are required in order to comply with governmental requirements or which are necessitated by unavailability of materials or other good cause, provided that revisions or substitutions result in a Building which is reasonably comparable in size, quality and utility.

            Seller shall substantially complete the common area improvements of the Project as per the Plans and Specifications on or before the Closing Date and shall fully complete the same as soon as reasonably possible after the Closing.

            Buyer shall not make any improvements to the Building or Property before the Closing without Seller's prior express written consent; however, Buyer may apply for and process permit applications for Buyer's post-Closing improvements and Seller agrees to cooperate with Buyer (at no material expense and with no liability to Seller) in that regard.

        9. Deposits by Seller. At least one (1) day prior to the Close of Escrow, Seller shall deposit or cause to be deposited with Escrow Holder the following documents and instruments:


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            (a) Grant Deed. The Grant Deed conveying the Property to Buyer duly executed by Seller, acknowledged and in recordable form.

            (b) Seller's Certificate - Federal. A federal certificate of non-foreign status ("Federal Certificate"), duly executed by Seller, in the form normally used by the Escrow Holder.

            (c) Seller's Certificate - State. A California Franchise Tax Board Form 597-W, duly executed by Seller ("State Certificate").

            (d) Building Completion. The architect's certificate, recorded notice of completion, and evidence of the County's approval of its inspection of the Building shell referred to in Paragraph 8(c).

        10. Deposits by Buyer. At least one (1) day prior to the Close of Escrow, Buyer shall deposit or cause to be deposited with Escrow Holder in cash or cash equivalent the balance of the Purchase Price, plus Escrow Holder's estimate of Buyer's share of closing costs and proration charges payable pursuant to this Agreement, and the signed Natural Hazards Disclosure Statement.

        11. Costs and Expenses. The cost and expense of the Report shall be paid by Seller. The cost and expense of the Title Policy shall be paid by Seller, unless Buyer elects to obtain any endorsements or extended coverage, in which event the premium and any additional cost for endorsements or extended coverage in excess of the premium for standard coverage as well as the cost of any survey necessary for the issuance of such policy shall be paid by Buyer. Escrow Holder's fee shall be shared equally by Seller and Buyer. Seller shall pay all documentary transfer taxes payable in connection with the recordation of the Grant Deed. Buyer and Seller shall pay, respectively, the Escrow Holder's customary charges to buyers and sellers for document drafting, recording and miscellaneous charges. If, as a result of no fault of Buyer or Seller, Escrow fails to close, Buyer and Seller shall share equally all of Escrow Holder's and Title Company's fees and charges.

        12. Prorations. Real and personal property taxes, special assessments, and any owners' association and landscape maintenance district assessments on the Property (as appropriate) ("Taxes") shall be prorated on the basis that Seller is responsible for (i) all Taxes for the fiscal year of the applicable taxing authorities occurring prior to the "Current Tax Period", and (ii) that portion of Taxes for the Current Tax Period determined on the basis of the number of days which have elapsed from the first day of the Current Tax Period to the Close of Escrow, inclusive, whether or not the same shall be payable prior to the Close of Escrow. The phrase "Current Tax Period" refers to the fiscal year of the applicable taxing authority in which the Close of Escrow occurs. Without limiting the foregoing, but subject to the foregoing proration provision, Buyer shall assume any special assessments and bond payments which become due after the Close of Escrow. In the event that as of the Close of Escrow the actual Tax bills for the year or years in question are not available and the amount of Taxes to be prorated as aforesaid cannot be ascertained, then rates, millages and assessed valuation of the previous year, with known changes, shall be used, and when the actual amount of Taxes for the year or years in question shall be determinable, then Taxes will be re-prorated between the parties to reflect the actual amount of Taxes, provided that a party makes written demand on the one from whom it is entitled to such adjustment within one
(1) year after the Close of Escrow. Any corrected adjustment or proration shall be paid in cash to the party entitled thereto.


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                Buyer understands that the real property taxes and assessments for the Property may not be segregated until after the Close of Escrow, and that until such segregation occurs the Property may be taxed together with neighboring property owned by Seller. Buyer and Seller agree that after the Close of Escrow and until segregated real property tax bills have been issued with respect to the Property and are in effect, Buyer shall pay by December 1 (with respect to first installment taxes) and April 1 (with respect to second installment taxes) of each year, taxes and assessments based on the ratio of the gross square footage of the Property to the gross square footage of all land included within the then-current tax bills affecting the Property; provided, however, that Buyer shall pay all taxes and assessments levied with respect to buildings and improvements on the Property and all supplemental taxes and assessments levied on account of the Property. Seller shall timely pay or cause to be paid all taxes and assessments levied with respect to the land owned by Seller (based on the ratio of the gross square footage of such land to the gross square footage of all land included within the then-current tax bill[s]) and all taxes and assessments levied with respect to buildings and improvements on Seller's land.

                Buyer understands that Seller may be required to post one or more bonds (or other security) to ensure the payment of taxes and assessments with respect to Thornmint Corporate Centre. Accordingly, Buyer agrees to promptly pay all taxes and assessments with respect to the Property which are allocable to the period after the Close of Escrow and to indemnify, defend and hold harmless Seller from all loss, liability and expense arising from Buyer's failure to timely pay such taxes and assessments. Seller agrees to pay all taxes and assessments with respect to the Property which are allocable to the period before the Close of Escrow and to indemnify, defend and hold harmless Buyer from all loss, liability and expense arising from Seller's failure to pay such taxes and assessments. Seller shall be entitled to retain all refunds on account of bonds, utility deposits and other amounts deposited by Seller or Seller's predecessor.

        13. Disbursements and Other Actions by Escrow Holder. Upon the Close of Escrow, the Escrow Holder shall promptly undertake all of the following in the manner indicated:

                (a) Prorations. Prorate all matters referenced above based upon the statement delivered into Escrow signed by the parties.

                (b) Recording. Cause the Grant Deed and any other documents which the parties hereto may mutually direct, to be recorded in the Official Records of San Diego County, California.

                (c) Funds. Disburse from funds deposited by Buyer with Escrow Holder towards payment of all items chargeable to the account of Buyer pursuant hereto in payment of such costs, including, without limitation, the payment of the purchase price to Seller, and disburse the balance of such funds, if any, to Buyer.

                (d) Documents to Buyer. Deliver the Federal Certificate and the State Certificate to Buyer.

                (e) Title Policy. Direct the Title Company to issue the Title Policy to Buyer.


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        14. Seller's Representations and Warranties. Seller makes the following representations to Buyer: Seller has the legal right, power and authority to enter into this Agreement and to consummate the transactions contemplated hereby; the execution, delivery and performance of this Agreement have been duly authorized and no other action by Seller is requisite to the valid and binding execution, delivery and performance of this Agreement; Seller has no actual knowledge of any Hazardous Materials on or under the Property or any underground tanks on the Property or of any claims, easements, leases or other liens or encumbrances affecting the Property which are not disclosed by the public records. Buyer acknowledges and agrees that except as set forth herein Seller has made absolutely no representations or warranties regarding the Property, including, without limitation, its condition, its past use, or its suitability for Buyer's intended use, and that Buyer is purchasing the Property on an "as-is" basis.

                If before the Closing, Seller obtains actual knowledge that any of Seller's representations was materially untrue or misleading as of the Execution Date or is no longer true in any material respect, then Seller shall promptly so notify Buyer in writing and Buyer shall have ten (10) days after receipt of such notice (or the Closing Date, whichever is earlier) to approve or disapprove such notice. Buyer shall not disapprove Seller's notice unless Buyer reasonably believes that the effect of the untrue or misleading warranty will materially and adversely affect the value or use of the Property or materially impair Buyer's rights or expectations under this Agreement. Buyer's failure to give written notice of disapproval to Seller and Escrow Holder within such period shall be deemed approval and an election to proceed with the purchase (subject to any other conditions in this Agreement) without reduction in the purchase price. If Buyer submits timely notice of disapproval, this Agreement shall be terminated without liability to Seller and Buyer's Deposits shall be refunded to Buyer; provided, however, that Seller shall be liable for any actual damages suffered by Buyer if Seller's warranty was knowingly untrue or misleading as of the Execution Date. As used in this Agreement, the phrases Seller's "actual knowledge" or "to the best of Seller's actual knowledge" mean only information in fact known to E. Rex Brown, III or Vincent G. Ferrer and do not include imputed, agency or constructive knowledge. Seller represents that in Seller's good faith opinion E. Rex Brown, III and Vincent G. Ferrer are the persons in its employment most knowledgeable with respect to the Property.

        15. Buyer's Covenants, Representations and Warranties. In consideration of Seller entering into this Agreement and as an inducement to Seller to sell the Property to Buyer, Buyer makes the following covenants, representations and warranties:

                (a) Authority. Buyer has the legal right, power and authority to enter into this Agreement and to consummate the transactions contemplated hereby, and the execution, delivery and performance of this Agreement have been duly authorized and no other action by Buyer is requisite to the valid and binding execution, delivery and performance of this Agreement, except as otherwise expressly set forth herein.

                (b) Physical Condition. Buyer shall inspect the Property to the extent Buyer deems necessary or desirable. Buyer's closing of Escrow shall constitute Buyer's representation to Seller that Buyer is satisfied in all respects with the Property, including, without limitation, size, the physical condition and condition of any and all improvements.


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                (c) "AS-IS" Nature Of Sale. Buyer acknowledges and agrees that except as set forth herein, Seller has not made, does not make and specifically negates and disclaims any representations, warranties, or guarantees of any kind or character whatsoever, whether express or implied, oral or written, past, present or future, of, as to, concerning or with respect to (a) the value, nature, quality of condition of the Property, including, without limitation, the water, soil and geology; (b) the income to be derived from the Property; (c) the suitability of the Property for any and all activities and uses which Buyer may conduct thereon; (d) the compliance of or by the Property or its operation with any laws, rules, ordinances or regulations of any applicable governmental authority or body; (e) the habitability, merchantability, marketability, profitability or fitness for a particular purpose of the Property; (f) the manner or quality of the construction or materials, if any, incorporated into the Property; (g) the manner, quality, state of repair or lack of repair of the Property; or (h) any other matter with respect to the Property, and specifically (except as set forth herein) that Seller has not made, does not make, and specifically disclaims any representations regarding compliance with any environmental protection, pollution or land use laws, rules, regulations, orders or requirements, including solid waste, as defined by the U.S. Environmental Protection Agency regulations at 40 C.F.R., Part 261, or the disposal or existence, in or on the Property, of any hazardous substance, as defined by the Comprehensive Environmental Response Compensation And Liability Act of 1980, as amended, and regulations promulgated thereunder. (The substances, wastes and materials which are regulated by the foregoing laws or any other state and/or federal laws are herein referred to as "Hazardous Materials.") Buyer further acknowledges and agrees that any information provided or to be provided by or on behalf of Seller with respect to the Property was obtained from a variety of sources and that Seller has not made any independent investigation or verification of such information and makes no representations as to the accuracy or completeness of such information. Seller is not liable or bound in any manner by any oral or written statements, representations or information pertaining to the Property, or the operation thereof, furnished by any real estate broker, agent, employee, servant or other person. Buyer further acknowledges and agrees that except as otherwise provided herein, the sale of the Property as provided for herein is made on an "AS-IS" condition and basis with all faults.

                Without limiting the foregoing, Buyer acknowledges and agrees that Seller is making no warranties or representations regarding the design, construction or condition of the Building or other improvements on the Property or the Project or the condition of the Property itself except as expressly set forth in this Agreement, that Seller disclaims any implied warranties of fitness, merchantability, workmanship, habitability or otherwise, and that, except with respect to any express covenants, warranties or representations of Seller in this Agreement, Buyer's sole remedies with respect to defects or deficiencies in soils, grading, construction, design, materials or workmanship, whether latent or patent, shall be against Seller's contractors, subcontractors, suppliers and other third parties. To facilitate Buyer's remedies in that regard, Seller and Buyer shall execute and deliver at the Closing the Assignment of Warranties attached hereto as Exhibit B. With regard to such Assignment, Seller received a one (1) year warranty from its principal contractor and subcontractors with respect to the Building; except, Seller received a ten (10) year warranty for the Building's roof. Notwithstanding the foregoing, Seller agrees that it will promptly repair (or cause to be repaired) any defective materials and/or workmanship with respect to the improvements on the Property constructed by Seller of which Seller receives written notice (specifying the defective condition with reasonable particularity) within one (1) year after the sooner of (a) Close of Escrow or (b) the date of the architect's certificate pursuant to Paragraph 8(c), provided that: Buyer notifies Seller promptly after Buyer learns of such default; Seller shall not be responsible for repairs


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necessitated by reason of alterations or improvements made by Buyer or resulting from Buyer's negligence or misuse; and, in no event shall Seller be liable for consequential damages (such as lost profits) resulting from any such defects. Except as otherwise set forth in the express warranties and representations made by Seller in this Agreement, Buyer waives any claim against Seller arising from breach of express or implied warranty, strict liability, and active or passive negligence in connection with the site preparation and/or the construction of the Project, Building and improvements, including any claims for Seller's actual or alleged negligent selection, supervision or oversight of contractors, engineers, architects, or other third parties.

                (d) Except as otherwise provided herein, Buyer and anyone claiming by, through or under Buyer hereby fully and irrevocably releases Seller, its partners, employees, officers, directors, shareholders, representatives, agents, successors and assigns, from any and all claims that it may now have or hereafter acquire against such persons and entities for any cost, loss, liability, damage, expense, demand, action or cause of action arising from or related to any construction defects, errors, omissions or other conditions, including, but not limited to, Hazardous Materials and environmental matters, affecting the Property, or any portion thereof. This release includes claims of which Buyer is presently unaware or which Buyer does not presently suspect to exist in its favor which, if known by Buyer, would materially affect Buyer's release of Seller. Buyer specifically waives the provision of California Civil Code Section 1542, which provides as follows:

           "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

                (e) The representations and warranties of Buyer and Seller set forth in this Agreement shall be true on and as of the Close of Escrow and shall survive the closing.

        16. Breach and Remedies.

            (A) BREACH. NO PARTY SHALL BE DEEMED IN BREACH UNDER THIS AGREEMENT UNLESS THE OTHER PARTY SHALL HAVE GIVEN WRITTEN NOTICE OF DEFAULT TO THE BREACHING PARTY SPECIFYING THE BREACH WITH REASONABLE PARTICULARITY AND THE BREACHING PARTY SHALL HAVE FAILED TO CURE THE BREACH WITHIN FIVE (5) DAYS AFTER RECEIPT OF SUCH NOTICE; PROVIDED, HOWEVER, THAT IF THE CLOSING DATE OCCURS BEFORE THE EXPIRATION OF SUCH 5-DAY PERIOD, THE CURE PERIOD SHALL EXPIRE ON THE CLOSING DATE; PROVIDED, FURTHER, THAT IN NO EVENT SHALL A PARTY'S RIGHT TO NOTICE AND CURE EXTEND THE CLOSING DATE OR THE FEASIBILITY REVIEW PERIOD OR THE DATE WHEN BUYER IS REQUIRED TO MAKE ANY DEPOSIT.

            (B) LIQUIDATED DAMAGES. THE PARTIES AGREE THAT IT WOULD BE EXTREMELY IMPRACTICABLE AND DIFFICULT TO DETERMINE THE DAMAGES WHICH SELLER WOULD SUFFER IN THE EVENT ESCROW FAILS TO CLOSE DUE TO BUYER'S BREACH. ACCORDINGLY, IF ESCROW FAILS TO CLOSE DUE TO BUYER'S BREACH OR DEFAULT, THEN SELLER SHALL BE RELEASED FROM ANY FURTHER

OBLIGATIONS HEREUNDER AND THE PARTIES AGREE THAT SELLER SHALL BE ENTITLED TO RETAIN BUYER'S INITIAL DEPOSIT AND SECOND DEPOSIT (IF BUYER HAS BECOME OBLIGATED TO MAKE SUCH SECOND DEPOSIT) AS LIQUIDATED DAMAGES. IN ADDITION, IN SUCH EVENT, SELLER SHALL BE ENTITLED TO RETAIN BUYER'S WORK PRODUCT AS PROVIDED HEREIN. IF BUYER RECORDS A LIS PENDENS OR OTHERWISE CLOUDS THE TITLE TO THE PROPERTY AND SELLER IS THE PREVAILING PARTY IN A COURT ACTION WITH RESPECT TO THE CAUSE(S) OF ACTION RELATED TO SUCH CLOUD ON TITLE, BUYER SHALL PAY TO SELLER THE ADDITIONAL SUM OF $500 FOR EACH DAY THAT TITLE TO THE PROPERTY WAS SO AFFECTED. THE PARTIES ACKNOWLEDGE THAT THEY HAVE NEGOTIATED IN GOOD FAITH REGARDING THE AMOUNT OF LIQUIDATED DAMAGES AND THAT THE SUMS SET FORTH HEREIN ARE REASONABLE UNDER ALL THE CIRCUMSTANCES. SUCH LIQUIDATED DAMAGES SHALL ONLY LIMIT SELLER'S DAMAGES FROM BUYER'S FAILURE TO COMPLETE THIS TRANSACTION; THEY SHALL NOT LIMIT BUYER'S OBLIGATIONS (OR SELLER'S DAMAGES FROM BUYER'S BREACH OF THE OBLIGATIONS) OF INDEMNITY, HOLD HARMLESS AND DEFENSE PROVIDED IN THIS AGREEMENT, NOR LIMIT SELLER'S ATTORNEYS' FEES AND COSTS OF SUIT IF NECESSARY TO RECOVER OR RETAIN THE LIQUIDATED DAMAGES OR TO ENFORCE BUYER'S OBLIGATIONS OF INDEMNITY, HOLD HARMLESS AND DEFENSE PROVIDED IN THIS AGREEMENT, NOR LIMIT SELLER'S RIGHT TO RETAIN ANY EXTENSION FEE(S) PAID BY BUYER. CONDITIONED ON BUYER'S COMPLIANCE WITH THIS PARAGRAPH, SELLER WAIVES ANY RIGHT TO SPECIFICALLY ENFORCE THE AGREEMENT.

                  /s/ JTL LWG              /s/ ERB VGF
                  ----------------         -----------------
                  Buyer's Initials         Seller's Initials

        17. Damage or Condemnation Prior to Closing. Seller shall promptly notify Buyer of any casualty to the Property or any condemnation proceeding commenced prior to the Close of Escrow of which Seller obtains actual knowledge. If any such damage or proceeding relates to or may result in the loss of any material portion of the Property, Buyer may, at its option, elect either to: (i) terminate this Agreement, in which event neither party shall have any further rights or obligations hereunder and Buyer's Initial Deposit, Second Deposit (if made), and any extension fee(s) shall be refunded to Buyer, or (ii) continue this Agreement in effect, in which event upon the Close of Escrow, Buyer shall be entitled to any compensation, awards, or other payments or relief resulting from such casualty or condemnation proceeding.

        18. Notices. All notices or other communications required or permitted hereunder shall be in writing, and shall be personally delivered, delivered by reputable overnight carrier, sent by certified mail, postage prepaid, return receipt requested, or sent by telecopy, and shall be deemed received upon the earlier of (i) if personally delivered or delivered by overnight courier, the date of delivery to the address of the person to receive such notice, (ii) if mailed, two (2) business days after the date of posting by the United States post office, (iii) if given by telecopy, when sent. Any notice, request, demand, direction or other communication sent by telecopy must be confirmed within forty-eight (48) hours by letter mailed or delivered in accordance with the foregoing.

    To Buyer:                   Patriot Scientific Corporation
                                10989 Via Frontera
                                San Diego, CA  92127
                                Attn:  Lowell W. Giffhorn, CFO
                                Facsimile No.:  (858) 674-5009
                                Telephone No.:  (858) 674-5018

    To Seller:                  4S 37/38, LLC
                                2727 Hoover Avenue
                                National City, CA  91950
                                Attention:  Vincent G. Ferrer
                                Facsimile No.:  (619) 336-3114
                                Telephone No.:  (619) 336-3729

    To Escrow Holder:           First American Title Insurance Company
                                411 Ivy Street
                                San Diego, CA  92101
                                Attention:  Angelique Sizemore
                                Facsimile No.:  (619) 238-1934
                                Telephone No.:  (619) 231-4685

Notice of change of address shall be given by written notice in the manner detailed in this Paragraph. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to constitute receipt of the notice, demand, request or communication sent.

        19. Brokers. Buyer and Seller each represents and warrants to the other that there will be no brokers' or finders' fees payable in respect of this transaction based upon any statement, representation or agreement made by Buyer or Seller, respectively, except for a six percent (6%) commission payable by Seller to Seller's broker, CB Richard Ellis, Inc. ("Seller's Broker") pursuant to a separate written agreement between Seller and Seller's Broker. Such commission shall be paid by Seller upon Close of Escrow. Seller and Buyer understand and agree that such commission shall be split as follows: 50% to Seller's Broker and 50% to Buyer's Broker, Foster & Company. If any other claims for brokers' or finders' fees for the consummation of this Agreement arise, then Buyer hereby agrees to indemnify, save harmless and defend Seller from and against such claims if they shall be based upon any statement or representation or agreement by Buyer, and Seller hereby agrees to indemnify, save harmless and defend Buyer if such claims shall be based upon any statement, representation or agreement made by Seller.

        20. Legal Fees. In the event any lawsuit or arbitration proceeding is brought by a party hereto against another party hereunder by reason of any breach of any of the covenants or any inaccuracies in any of the representations and warranties on the part of the other party arising out of this Agreement, or for declaratory relief, the prevailing party in such action or proceeding shall be entitled to have and recover of and from the other party its costs and reasonable attorneys' fees.

        21. Assignment. Buyer shall not assign, transfer or convey its rights and/or obligations under this Agreement and/or with respect to the Property without the prior written consent of Seller, which consent Seller may withhold in its absolute discretion. Any attempted assignment without the prior written consent of Seller shall be void and Buyer shall be deemed in default hereunder. Notwithstanding the foregoing, after Buyer has made the Initial Deposit, Buyer may assign its rights hereunder to any entity in which Buyer has at least a 25% ownership interest, provided Buyer gives Seller written notice thereof at least three (3) days prior to the Closing Date and the assignee assumes in writing all of Buyer's obligations hereunder in form reasonably acceptable to Seller. No assignment shall relieve the assigning party from its liability under this Agreement.

        22. Other Fees And Assessments. Buyer understands and agrees that the Property is or may be in the future subject to assessment by a landscape maintenance district and/or owners' association. Buyer further understands and agrees that (i) Buyer shall be subject to the obligations of any recorded development agreement as they relate to the Property effective on Close of Escrow.

        23. Miscellaneous.

            (a) Survival of Covenants. The covenants, representations and warranties of both Buyer and Seller set forth in this Agreement shall survive the recordation of the Grant Deed and the Close of Escrow.

            (b) Required Actions of Buyer and Seller. Buyer and Seller agree to execute such instruments and documents and to diligently undertake such actions as may be required in order to consummate the purchase and sale herein contemplated and shall use their reasonable best efforts to accomplish the Close of Escrow in accordance with the provisions hereof.

            (c) Time of Essence. Time is of the essence of each and every term, condition, obligation and provision hereof.

            (d) Counterparts. This Agreement (and any amendments and escrow instructions) may be executed in multiple counterparts, each of which shall be deemed an original, but all of which, together, shall constitute one and the same instrument. Documents delivered by telephonic facsimile transmission shall be valid and binding.

            (e) Captions. Any captions to, or headings of, the paragraphs or subparagraphs of this Agreement are solely for the convenience of the parties hereto, are not a part of this Agreement, and shall not be used for the interpretation or determination of the validity of this Agreement or any provision hereof.

            (f) No Obligations to Third Parties. Except as otherwise expressly provided herein, the execution and delivery of this Agreement shall not be deemed to confer any rights upon, nor obligate any of the parties thereto, to any person or entity other than the parties hereto.

            (g) Exhibits. The Exhibits attached hereto are hereby incorporated herein by this reference.

            (h) Amendment to this Agreement. This Agreement contains the entire understanding of the parties regarding the subject matter and may not be modified or amended except by an instrument in writing executed by each of the parties hereto.

            (i) Waiver. The waiver or failure to enforce any provision of this Agreement shall not operate as a waiver of any future breach of any such provision or any other provision hereof.

            (j) Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

            (k) Fees and Other Expenses. Except as otherwise provided herein, each of the parties shall pay its own fees and expenses in connection with this Agreement.

            (l) Agreement. No agreement, representation, or promise made by either party hereto, or by or to an employee, officer, agent or representative of either party, shall be of any effect unless it is in writing and executed by the party to be bound thereby.

            (m) Successors and Assigns. Subject to Paragraph 21, this Agreement shall be binding upon and shall inure to the benefit of the successors and assigns of the parties hereto.

            (n) Confidentiality. Buyer shall keep all information and reports obtained from Seller or relating to the Property or the proposed transaction confidential and will not disclose any such confidential information to any other person or entity without obtaining the prior written consent of Seller.

            (o) Authority. Each individual who signs this Agreement on behalf of an entity represents and warrants that he/she is authorized to do so and to bind such entity.

            (p) Cooperation With Exchange. If either Seller or Buyer intends to use this transaction (or the Repurchase, if it occurs) as part of a tax-deferred, like kind (IRC 1031) exchange, each party shall cooperate with the other in order to effectuate such an exchange, including the execution of any documents necessary for such purpose, subject to the following limitations: (a) neither party shall be obligated to either shorten or extend the Closing Date;
(b) all costs associated with the exchange shall be paid by the party requesting the exchange; (c) the party requesting the exchange shall indemnify and hold harmless the other party whose cooperation is requested from all liability arising from the exchange; (d) neither Buyer nor Seller shall be required to take title to another property for purposes of accommodating an exchange unless specifically agreed upon in writing; (e) this transaction shall close as a sale on all other terms of this Agreement, unless the party requesting the exchange completes all steps necessary to close as an exchange.

            (q) CC&R's. Seller has recorded or will record a "Declaration of Covenants, Conditions and Restrictions and Grant of Easements" ("CC&R's") with respect to Thornmint Corporate Centre. Seller shall provide a copy of the CC&R's to Buyer along with the Title Report for Buyer's approval pursuant to Paragraph 6(d).

            (r) Special Taxes. The Property is subject to certain bonds and special district assessments as disclosed by the Title Report. Buyer's approval of its Feasibility Review will constitute a representation by Buyer that Buyer has obtained all information regarding such bonds and assessments desired by Buyer.

        24. Indemnification of Escrow Holder. If this Agreement or any matter relating hereto shall become the subject of any litigation or controversy, Buyer and Seller agree, jointly and severally, to hold Escrow Holder free and harmless from any loss or expense, including attorneys' fees, that may be suffered by it by reason thereof except for losses or expenses as may arise from Escrow Holder's negligent or willful misconduct. If conflicting demands are made or notices served upon Escrow Holder with respect to this Agreement, the parties expressly agree that Escrow Holder shall be entitled to file a suit in interpleader and obtain an order from the court requiring the parties to interplead and litigate their several claims and rights among themselves. Upon the filing of the action in interpleader, Escrow Holder shall be fully released and discharged from any obligations imposed upon it by this Agreement.

        25. Work Product. In the event of termination of this Agreement for any reason other than Seller's breach, Buyer shall assign and deliver to Seller, and does hereby assign without the need for any further act or instrument, all reports, plans, studies, documents, written information and the like which has been generated by Buyer in-house or by Buyer's third party consultants in connection with Buyer's proposed acquisition, development, use or sale of the Property (collectively, "Work Product"), but Buyer makes no warranty as to the accuracy, completeness or content of the Work Product. In such event, Buyer shall deliver the Work Product which has been assigned to Seller not later than five (5) days after the date of the termination of this Agreement. The Work Product shall be fully paid for and shall not be subject to any lien, encumbrance or claim of any kind. Buyer shall also return all materials and information given to it by Seller or its consultants, in the same condition as delivered to Buyer.

        26. ARBITRATION OF DISPUTES. ANY DISPUTE REGARDING THIS AGREEMENT WHICH ARISES BEFORE THE CLOSE OF ESCROW SHALL BE RESOLVED BY BINDING ARBITRATION UNDER THE CALIFORNIA CODE OF CIVIL PROCEDURE. JUDGMENT SHALL BE ENTERED ON THE ARBITRATION AWARD UPON THE APPLICATION OF EITHER PARTY. THE PARTIES SHALL HAVE THE RIGHT TO DISCOVERY IN ACCORDANCE WITH CODE OF CIVIL PROCEDURE SECTION 1283.05 AND THE RIGHT TO FILE A LAWSUIT IN ORDER TO OBTAIN PROVISIONAL RELIEF (SUCH AS A LIS PENDENS, BOND REQUIREMENT, AND/OR INJUNCTION) PENDING THE OUTCOME OF THE ARBITRATION.

            NOTICE: BY INITIALLING IN THE SPACE BELOW YOU ARE AGREEING TO
HAVE ANY DISPUTE ARISING OUT OF THE MATTERS INCLUDED IN THE "ARBITRATION OF DISPUTES" PROVISION DECIDED BY NEUTRAL ARBITRATION AS PROVIDED BY CALIFORNIA LAW AND YOU ARE GIVING UP ANY RIGHTS YOU MIGHT POSSESS TO HAVE THE DISPUTE LITIGATED IN A COURT OR JURY TRIAL. BY INITIALLING IN THE SPACE BELOW YOU ARE GIVING UP YOUR JUDICIAL RIGHTS TO DISCOVERY AND APPEAL, UNLESS THOSE RIGHTS ARE SPECIFICALLY INCLUDED IN THE "ARBITRATION OF DISPUTES" PROVISION. IF YOU REFUSE TO SUBMIT TO ARBITRATION AFTER AGREEING TO THIS PROVISION, YOU MAY BE COMPELLED TO ARBITRATE UNDER THE AUTHORITY OF THE CALIFORNIA CODE OF CIVIL PROCEDURE. YOUR AGREEMENT TO THIS ARBITRATION PROVISION IS VOLUNTARY.

        WE HAVE READ AND UNDERSTAND THE FOREGOING AND AGREE TO SUBMIT DISPUTES ARISING OUT OF THE MATTERS INCLUDED IN THE "ARBITRATION OF DISPUTES" PROVISION TO NEUTRAL ARBITRATION.

                    /s/ JTL LWG               /s/ ERB VGF
                    ----------------          -----------------
                    Buyer's Initials          Seller's Initials

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement at San Diego County, California as of the day and year first-above written.

        "BUYER"                                   "SELLER"

PATRIOT SCIENTIFIC                          4S 37/38, LLC,
CORPORATION,                                a Delaware limited liability company
a Delaware corporation
                                      By:   MCMILLIN MANAGEMENT
By:      /s/ JAMES T. LUNNEY                SERVICES, L.P., a California limited
         ---------------------------        partnership, its Manager
Its:     President and CEO
         ---------------------------

By:      /s/ LOWELL W. GIFFHORN       By:  CORKY MCMILLIN
         ---------------------------       CONSTRUCTION SERVICES,
Its:     CFO                               INC., a California corporation,
         ---------------------------       its General Partner

                                      By:         /s/ E. REX BROWN
                                          --------------------------------------
                                      Its:              S.V.P.
                                          --------------------------------------

                                      By:       /s/ VINCENT G. FERRER
                                          --------------------------------------
                                      Its:               V.P.
                                          --------------------------------------

ACCEPTANCE BY ESCROW HOLDER:

        First American Title Insurance Company hereby acknowledges that it has received a fully executed counterpart of the foregoing Purchase Agreement and agrees to act as Escrow Holder thereunder and to be bound by and perform the terms thereof as such terms apply to Escrow Holder.

Dated:  ________________, 2000                         FIRST AMERICAN TITLE
                                                 INSURANCE COMPANY

                                                 By:
                                                       -------------------------
                                                 Name:
                                                       -------------------------
                                                 Title:
                                                       -------------------------